UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2012

LINN ENERGY, LLC
(Exact name of registrant as specified in its charters)

Delaware	000-51719	65-1177591
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

600 Travis, Suite 5100
Houston, Texas	77,002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (281) 840-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On September 28, 2012, Linn Energy, LLC (the “Company”) entered into that certain Fourth Amendment (the “Fourth Amendment”) to the Fifth Amended and Restated Credit Agreement among the Company, as borrower, Wells Fargo Bank, National Association , as administrative agent, and the lenders and agents party thereto (the “Credit Facility”). The Fourth Amendment amends the Credit Facility primarily to add a definition of Excluded Subsidiary for the Company's newly created subsidiary, LinnCo, LLC, a Delaware limited liability company (“LinnCo”) of which the Company will own the sole voting share, and to otherwise permit the transactions described in the Registration Statement on Form S-1, as amended, originally filed by LinnCo with the Securities and Exchange Commission on June 25, 2012.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, a copy of which will be filed with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

Date: October 3, 2012	By:	/s/ CANDICE J WELLS
Candice J. Wells
Corporate Secretary